Exhibit 10.1

Stock PURCHASE AGREEMENT AND
LETTER OF INVESTMENT INTENT

August 31, 2020

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Ave #240

Dublin, OH 43017

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby agrees to purchase One Hundred and Fifty Thousand (150,000) shares of Series D Preferred Stock, par value $0.001 per share (the “Shares”) of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The Investor acknowledges that this Stock Purchase Agreement and Letter of Investment Intent (“Agreement”) is subject to the following terms and conditions:

(1)     Closing.

A.     Call Closings. From time-to-time on dates of the Investor’s choosing during the 9-month period following the Effectiveness Date (as defined below) (the “Call Option Period”), the Company shall sell and issue, and the Investor shall purchase, in one or more closings (each, a “Call Closing”), the Shares (collectively, the “Call Option”). The number of Shares to be sold and issued at each Call Closing shall be determined by the Investor in its sole discretion, provided that all One Hundred and Fifty Thousand (150,000) Shares shall be purchased before the end of the Call Option Period. The Investor shall execute the Call Option by delivering one or more written notices to the Company during the Call Option Period in the form attached hereto as Exhibit A (each, a “Call Notice”), which Call Notice(s) shall specify the exact number of additional Shares the Investor desires to purchase from the Company at that time. Following the receipt by the Company of a Call Notice, the Company and the Investor shall proceed with the applicable Call Closing, provided that the Investor’s representations and warranties set forth in Section (5) below are still true and correct and subject to the terms of Section (6) below. The Company and the Investor shall mutually agree on the closing date for each such Call Closing, which date shall not be more than five (5) days following the Company’s receipt of the particular Call Option Notice, unless such later date is approved by the Investor (each, a “Call Closing Date”). On each Call Closing Date, (i) the Investor shall (x) execute and deliver any documents reasonably required by the Company in connection with such Call Closing and (y) deliver an amount equal to the Per Share Purchase Price (as defined below) multiplied by the applicable number of Shares being purchased on such Call Closing Date; and (ii) the Company shall deliver to the Investor a book entry statement representing the number of Shares being purchased by the Investor at such Call Closing.

(2)     Purchase Price. The per Share purchase price is One Hundred Dollars ($100.00) (the “Per Share Purchase Price”), for an aggregate purchase price of Fifteen Million Dollars ($15,000,000) (the “Aggregate Purchase Price”). Payment of the applicable purchase price shall be made on each Call Closing Date by wire transfer of immediately available funds (without deductions of bank service charges or exchange rate fees) payable to the account designated by the Company, or pursuant to any other method of delivery upon which the parties agree.

(3)     Filing of Certificate of Designation. The Company agrees that it will, before or simultaneously with the first Call Closing, file the Certificate of Designation attached hereto as Exhibit B (the “COD”) with the State of Delaware.

(4)     Registration Rights. The Company agrees to use its commercially reasonable best efforts to, within ten (10) business days of the execution of this Agreement, file with the Securities and Exchange Commission (the “SEC”) one of the following: (i) a prospectus supplement to its existing S-3 registration statement if permitted, (ii) if not permitted, to file a new registration statement on Form S-3 if available, (iii) if Form S-3 is not available, to file a new Form S-1, or (iv) if Form S-1 is not available, to file such other form as is available, so as to register, in any case of (i), (ii), (iii) or (iv), the sale of the Shares to the Investor pursuant to this Agreement and the issuance of the maximum number of shares (the “Conversion Shares”) of Common Stock (as defined the COD) that are issuable up to the Exchange Cap (as defined in the COD) upon conversion of the Shares and to maintain the effectiveness of such registration statement until the earlier of when the Conversion Shares are sold or until all of the Conversion Shares may be sold without restriction under Rule 144. The date on which such prospectus supplement is filed with the SEC or such registration statement is declared effective by the SEC, as the case may be, is referred to herein as the “Effectiveness Date”, and the registration expenses therefor will be paid by the Company, except for stock transfer taxes, commissions and the Investor’s attorney fees. The Investor agrees, upon reasonable request by the Company, and as a condition precedent to Investor’s right to exercise the Call Option as set forth above, to enter into customary agreements with respect to the registration process, including, without limitation, in the form attached hereto as Exhibit C.

(5)     Investor Representations and Warranties. By executing and delivering this Agreement, the Investor acknowledges, warrants and represents to the Company as follows:

A.     The Investor has obtained and reviewed all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

B.     The Investor has been given access to full and complete information regarding the Company and has utilized such access to the Investor’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, the Investor has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

C.     The Investor is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that the Investor believes himself/herself (or itself) capable of evaluating the merits and risks of its purchase of the Shares, and the suitability of an investment in the Company in light of the Investor’s financial condition and investment needs, and legal, tax and accounting matters. The Investor has relied upon the advice of the Investor’s legal counsel and accountants or other legal and financial advisors with respect to legal, tax and other considerations relating to the purchase of Shares hereunder. The Investor is not relying upon the Company or the Company’s legal counsel with respect to the economic considerations involved in making an investment decision in the Company and the purchase of the Shares.

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D.     The Investor is acquiring the Shares for his or its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws.

E.     If an entity, the Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares, and this Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed by an authorized officer or representative of the Investor, and is a legal, valid and binding obligation of the Investor enforceable in accordance with its terms.

F.     The Investor understands that his or its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Investor’s investment.

G.     The Investor is a bona fide resident of the State identified in (or, if an entity, is organized or incorporated under the laws of) and received the subscription and decided to invest in the Securities in, the particular State set forth in the signature page hereto.

(6)     Registration Status; Restrictions on Transferability. With respect to the registration status and transferability of the Shares, the Investor understands, acknowledges and agrees that:

A.     The Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable federal or state law.

B.     No federal or state agency, including the SEC or the securities commission or authority of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of this subscription of the Shares or the accuracy or adequacy of the Disclosure Documents, or made any finding or determination as to the fairness or fitness of the Shares for sale.

C.     Unless the Shares and Conversion Shares are registered pursuant to Section (4) above, certificates representing the Shares and Conversion Shares will bear a legend or restrictive notation substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities law of any state. Such securities have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

(7)     Short Sales. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any “short sales” of the Company’s common stock as defined in Rule 200 of Regulation SHO under the Exchange Act from the date hereof through the end of the Call Option Period. For the purposes hereof, and in accordance with Regulation SHO, the sale of Conversion Shares resulting from the purchase and conversion of the Shares shall not be deemed a Short Sale.

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(8)     Miscellaneous.

A.     If any provision of this Agreement or the application of such provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby.

B.     This Agreement and its terms may only be modified or amended by a written instrument signed by both the Company and the Investor.

C.     No failure or delay by either the Company or the Investor in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Investor of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law.

D.     Upon acceptance by the Company, this Agreement shall be binding upon and shall inure to the benefit of the Company and the Investor and to the successors and assigns of the Company and the Investor and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the Investor.

E.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts-of-law principles thereof.

F.     This Agreement constitutes the entire agreement among the parties with respect to the Company (except for the terms of the Company’s articles of incorporation, as of the date when the COD is filed, including the COD). It supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

G.     Upon reasonable request, the Investor agrees to furnish to the Company such additional information as may be deemed necessary to determine the Investor’s suitability as an investor hereunder.

H.     This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Any section headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

Signature page follows.

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AGREEMENT – SIGNATURE PAGE

KEYSTONE CAPITAL PARTNERS LLC

Name (please print or type)

By:	/s/ Fredric G. Zaino
Signature of Authorized Agent

Print Name/Title:	Fredric Zaino, Manager

Taxpayer Identification Number:	84-3383190

State or Jurisdiction of Organization:	Delaware

Mailing Address :

139 Fulton St., Suite 412

New York, NY 10038

Attention:	Fredric Zaino

E-Mail Address:	fz@keystone-cp.com

Executed at	New York, City	New York State	effective as of the date first set forth above

Accepted by:

Navidea Biopharmaceuticals, Inc.

By:	/s/ Jed A. Latkin

Name:	Jed A. Latkin

Title:	CEO, CFO, COO

Signature Page

Exhibit A

Form of Call Notice

(see attached)

A-1

CALL OPTION NOTICE

_____________________, 20___

Navidea Biopharmaceuticals Inc.

4995 Bradenton Ave #240

Dublin, OH 43017

Attn: Jed A. Latkin

(“Navidea”)

Re: Exercise of Call Option (as defined below) under that certain Stock Purchase Agreement and Letter of Investment Intent dated __________, 20___ (the “SPA”) by and between Navidea and the undersigned investor (“Investor”). Capitalized terms used but not defined herein have the meanings given in the SPA.

Dear Jed:

We are hereby notifying Navidea that, pursuant to Section 1(a) of the SPA, Investor is executing the Call Option (as defined in the SPA) with respect to [_____________] Shares (as defined in the SPA) for an aggregate purchase price of [_______________]. Investor also represents, warrants and covenants that its representations and warranties set forth in Section (6) of the SPA are true and correct as of the date hereof and will be true and correct as of the date of the applicable Call Closing. Please confirm receipt of this notice so that we can proceed to the Call Closing in accordance with the terms of the SPA.

Sincerely,

____________________________________________

(name of Investor)

By: ________________________________________

Name: _____________________________________

Its: ________________________________________

A-2

Exhibit B

Series D Preferred Certificate of Designation

(see attached)

B-1

Exhibit C

Form of Registration and Indemnification Agreement

(see attached)

C-1

Registration and INDEMNIFICATION Agreement

This Registration AND INDEMNIFICATION Agreement (“Agreement”), effective as of August 31, 2020, is made by and between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Keystone Capital Partners, LLC, a Delaware limited liability company (“Investor”). Capitalized terms used but not defined herein have the meanings given in the SPA (as defined below).

Recitals

WHEREAS, the Company and Investor are parties to that certain Stock Purchase Agreement and Letter of Investment Intent dated August 31, 2020 (the “SPA”);

WHEREAS, Section 4 of the SPA obligates the Company to use its commercially reasonable best efforts to register under the Securities Act of 1933, as amended (the “Securities Act”) the sale of the Shares (as defined in the SPA) to the Investor and the issuance of the maximum number of shares of Company common stock that are issuable to Investor under the SPA up to the Exchange Cap (as defined in the SPA) (the “Registrable Securities”); and

WHEREAS, the Company has proposed to file a _______________ (the “Registration Statement”) with respect to the Registrable Securities, and the parties desire to enter into certain agreements with respect to the registration process, including with respect to indemnification, as set forth herein and as is required by Section 4 of the SPA.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Investor hereby agree as follows:

1.     Registration Procedures.

I.     If and when requested by the Company, Investor shall complete and return the Company’s standard selling stockholder questionnaire (the “Questionnaire”) in preparation for filing the Registration Statement. Prior to initially filing the Registration Statement, the Company shall furnish a copy thereof to Investor for its review of the portions of the Registration Statement specific to Investor and the transactions contemplated by the SPA (the “Selling Stockholder Sections”). If Investor does not object to or comment thereon, Investor shall be deemed to have consented to and approved the same. The Company shall not file the initial Registration Statement, or any amendments or supplements thereto, in which the Selling Stockholder Sections thereof substantively differ from the disclosures received from Investor in the Questionnaire (as amended or supplemented), except as may otherwise be required by applicable securities law or the Securities and Exchange Commission (the “Commission”).

J.     The Company shall notify Investor as promptly as reasonably practicable following: (i) the Registration Statement or any post-effective amendment becoming effective, as applicable; (ii) the receipt by the Company of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or for additional information that pertains to Investor or the Selling Stockholder Sections; (iii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any legal proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any legal proceeding for such purpose; (v) the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement or other documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) the commencement of a proceeding against the Company under Section 8A of the Securities Act in connection with the offering of Registrable Securities.

K.     Upon notification by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of the Registration Statement within a reasonable time thereafter.

L.     In connection with filing the Registration Statement or any amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.     Indemnification.

(a)     Indemnification by the Company. The Company shall indemnify and hold harmless Investor, its officers, directors, agents, partners, members, managers, shareholders, affiliates and employees of each of them, each natural person or entity (“Person”) who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”) and the officers, directors, partners, members, managers, shareholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, “Losses”), as incurred that arise out of or are based upon: (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under Section 4 of the SPA or this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Investor furnished in writing to the Company, or to the extent that such information relates to Investor or Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by Investor expressly for use in the Registration Statement or in any amendment or supplement thereto or (B) in the case of an occurrence of an event of the type specified in Section 1(b)(ii)-(v) above, the use by Investor of an outdated or defective prospectus after the Company has notified Investor in writing that the prospectus is outdated or defective and prior to the receipt by Investor of Advice (as defined below), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 2(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Investor shall notify the Company promptly of the institution, threat or assertion of any legal proceeding of which Investor is aware in connection with the transactions contemplated by Section 4 of the SPA or this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined below) and shall survive the transfer of the Registrable Securities by Investor.

(b)     Indemnification by Investor. Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, such untrue statements or omissions are based upon information regarding Investor furnished in writing to the Company by Investor expressly for use therein, or to the extent that such information relates to Investor or Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by Investor expressly for use in the Registration Statement or in any amendment or supplement thereto; provided, however, that the indemnity agreement contained in this Section 2(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Investor, which consent shall not be unreasonably withheld.

(c)     Conduct of Indemnification legal proceedings.

If any legal proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such legal proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such legal proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such legal proceeding; or (3) the named parties to any such legal proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such legal proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending legal proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such legal proceeding.

All such fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such legal proceeding in a manner not inconsistent with this Section 2(c)(iii) shall be paid to the Indemnified Party, as incurred, within twenty business days of written notice thereof to the Indemnifying Party.

3.     Miscellaneous

(a)     Remedies. In the event of a breach by the Company or by Investor of any of their obligations under this Agreement, Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and Investor agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in, the SPA.

(c)     Compliance. Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and will sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d)     Discontinued Disposition. Investor further agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 1(b)(ii)-(vi) above, Investor will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or the Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e)     Amendments and Waivers. This Agreement may be amended, and the provisions hereof may be waived, only by a writing signed by the Company and Investor. Failure of any party to exercise any right or remedy under this Agreement or otherwise or delay by a party in exercising such right or remedy shall not operate as a waiver thereof.

(f)     Notices. Except as herein otherwise specifically provided, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be mailed (registered or certified mail, return receipt requested), or personally delivered and shall be deemed given when so delivered or if mailed, two (2) days after such mailing. The address for such notices and communications shall be as set forth in the SPA; provided, that any party may change its address for notices by providing written notice to the other parties in the manner prescribed by this Section 3(f).

(g)     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to their benefit. Neither party may assign its rights or obligations hereunder without the prior written consent of the other, which may not be unreasonably withheld, conditioned or delayed; provided, further, that any such successor to, or assign of, Investor shall agree in writing with the Company to be bound by all of the provisions contained herein and must be an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(h)     Execution and Counterparts. This Agreement may be executed electronically, and in counterparts.

(i)     Governing Law: Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof and each party agrees that any disputes hereunder shall be venued exclusively in the federal and state courts of Franklin County, Ohio, and Investor agrees to submit to the exclusive jurisdiction of such venue and waives any and all claims or rights to contest such jurisdiction or venue on the basis on inconvenient forum, lack of personal jurisdiction, or otherwise. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence a legal proceeding to endorse any provisions of this Agreement, then the prevailing party in such legal proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation preparation and prosecution of such legal proceeding.

(j)     Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m)     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

Navidea Biopharmaceuticals, Inc.

By: /s/ Jed A. Latkin____________________

Name: Jed A. Latkin

Its: CEO, COO and CFO

Keystone Capital Partners, LLC

By: /s/ Fredric G. Zaino_________________

Name: Fredric G. Zaino

Its: Manager

Signature Page to Registration and Indemnification Agreement